                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            Forrester Research, Inc.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                            FORRESTER RESEARCH, INC.
                             400 TECHNOLOGY SQUARE
                              CAMBRIDGE, MA 02139

GEORGE F. COLONY
Chairman of the Board, President,
and Chief Executive Officer

                                                                January 21, 2000

To Our Stockholders:

     You are cordially invited to attend the special meeting of Stockholders of Forrester Research, Inc. to be held at 10:00 a.m. (local time) on February 7, 2000 at the Company's offices at 400 Technology Square, Cambridge, MA 02139.

     At the meeting you will be asked to approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 25 million shares to 125 million shares. On January 17, 2000 our Board of Directors declared a two-for-one stock split in the form of a stock dividend payable immediately after stockholder approval of this proposed amendment.

     Our Board of Directors has approved this amendment and encourages stockholders to vote FOR this proposal.

     On the following pages, you will find the formal notice of the special meeting and our proxy statement. When you have finished reading the statement, please promptly mark, sign, and return the enclosed proxy card to ensure that your shares will be represented.

     Please note that the only item on the agenda for this meeting will be voting on this amendment. Other than matters directly relating to the increased number of authorized shares, management will be making no presentations at the special meeting, and senior members of management will not be in attendance. We anticipate the meeting will take no longer than 10 minutes. If you decide to attend this special meeting and vote in person, you will of course have that opportunity.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

                                            Sincerely yours,

                                            GEORGE F. COLONY
                                            Chairman of the Board, President,
                                            and Chief Executive Officer

                            FORRESTER RESEARCH, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                FEBRUARY 7, 2000

     A special meeting of the Stockholders of Forrester Research, Inc. will be held at the Company's offices at 400 Technology Square, Cambridge, Massachusetts at 10:00 a.m. (local time) on February 7, 2000 for the following purposes:

        1. To consider and vote upon a proposed amendment to the Company's Restated Certificate of Incorporation to increase the authorized common stock from 25 million to 125 million shares; and

        2. To transact such other business as may properly come before the meeting.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

     Stockholders of record at the close of business on December 17, 1999 are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be open to examination by stockholders at the meeting and during normal business hours for a period of ten days prior to the date of the special meeting at the Company's offices at 400 Technology Square, Cambridge, Massachusetts.

     If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                            By Order of the Board of Directors

                                            SUSAN M. WHIRTY, ESQ.
                                            Secretary

Cambridge, Massachusetts
January 21, 2000

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING.
       PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE
            WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                            FORRESTER RESEARCH, INC.

                        SPECIAL MEETING OF STOCKHOLDERS
                                FEBRUARY 7, 2000

                                PROXY STATEMENT

     These proxy materials are delivered in connection with the solicitation by the Board of Directors of Forrester Research, Inc. ("Forrester" or the "Company") of proxies to be voted at a special meeting of Stockholders or at any adjournment thereof.

     You are invited to attend the meeting to be held at the Company's offices at 400 Technology Square, Cambridge, Massachusetts at 10:00 a.m. (local time) on February 7, 2000. This proxy statement was first mailed to stockholders on or about January 21, 2000.

STOCKHOLDERS ENTITLED TO VOTE

     Holders of record of Forrester common stock (the "Common Stock") at the close of business on December 17, 1999 are entitled to receive notice of and to vote at the meeting. As of December 17, 1999, the Company had issued and outstanding 9,666,830 shares of Common Stock. Each such share of Common Stock is entitled to one vote on each matter to come before the meeting.

PROXIES

     Your vote is important. Stockholders of record may vote their proxies by mail. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

     A stockholder may revoke a proxy at any time before it is voted by (i) returning to the Company another properly signed proxy bearing a later date,
(ii) otherwise delivering a written revocation to the Secretary of the Company, or (iii) attending the meeting and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the meeting by the persons named in the proxy for the proposal set forth below. In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below.

REQUIRED VOTE

     A majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the meeting will be counted by the person appointed by the Company to act as the election inspector for the meeting. The approval of the proposal requires the affirmative vote of a majority of the shares entitled to vote. Abstentions and broker non-votes will have the effect of votes against the proposal.

COST OF PROXY SOLICITATION

     The expense of soliciting proxies will be borne by the Company. Officers and regular employees of the Company (who will receive no compensation therefor in addition to their regular salaries) may solicit proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees to solicit proxies personally and by mail, telephone, and telegram from brokerage houses and other stockholders. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

                                 PROPOSAL ONE:

           AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE
       THE AUTHORIZED COMMON STOCK FROM 25 MILLION TO 125 MILLION SHARES

     The Board of Directors has approved and is recommending to the shareholders for approval at the meeting an amendment to Article IV of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the authorized number of shares of Common Stock from 25 million to 125 million shares. If the stockholders approve this proposal the first paragraph of Article IV of the Certificate of Incorporation will be amended to read in its entirety as follows:

        "The total number of shares of all classes of stock which this corporation shall have authority to issue shall be one hundred twenty-five million five hundred thousand (125,500,000) shares, consisting of (i) 125,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 500,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock")."

     This amendment will not affect the number of authorized shares of Preferred Stock of the Company.

     At December 17, 1999 the Company had 9,666,830 shares of Common Stock outstanding. The holders of outstanding Common Stock are entitled to vote as a class upon the proposed amendment. If the stockholders approve the proposed amendment, it will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which is expected to take place promptly after the meeting. The proposed amendment does not alter or change the powers, preferences, or special rights of the holders of shares of Common Stock or any other class of stock.

PURPOSE AND EFFECTS OF THE PROPOSED AMENDMENT

     The Board of Directors believes that it is desirable to have available a substantial number of authorized but unissued shares of Common Stock which may be issued from time to time, without further authorization of the stockholders, to accomplish the proposed stock split, to pay potential stock dividends, for stock options and other equity incentives, to be able to take advantage of acquisition opportunities, to meet future capital needs, and for general corporate purposes.

     On January 17, 2000 our Board of Directors declared a two-for-one stock split in the form of a stock dividend payable immediately after stockholder approval of the proposed amendment. Except for the proposed stock split, the Company has no present commitments or agreements to issue additional shares of Common Stock, other than with respect to currently reserved shares which may be issued under the Company's stock option, stock purchase and other existing employee benefit plans. Shares of authorized but unissued Common Stock may be issued from time to time by the Board of Directors without further stockholder action unless such action is required by law or the Nasdaq Stock Market rules.

     The holders of Common Stock do not have pre-emptive rights to subscribe to shares of Common Stock or other securities issued by the Company. The issue of additional authorized shares of Common Stock (other than through a stock split or a stock dividend) may dilute the voting power and equity interest of present stockholders.

     The proposed increase in the number of shares of Common Stock the Company is authorized to issue is not intended to inhibit a change in control of the Company. The availability for issuance of additional shares of Common Stock could discourage, or make more difficult, efforts to obtain control of the Company. For example, if the Company were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the take over. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented for the purpose of creating an anti-takeover device.

PURPOSES AND EFFECTS OF PROPOSED TWO-FOR-ONE COMMON STOCK SPLIT

     The Board of Directors anticipates that the increase in the number of outstanding shares of common stock of the Company resulting from a two-for-one stock split in the form of a stock dividend will place the market price of common stock in a range more attractive to investors, particularly individuals. The common stock is listed for trading on the Nasdaq Stock Market, and the Company will apply for listing of the additional shares of common stock to be issued in the event the proposed amendment is approved. If the proposed amendment is adopted, each shareholder of record at 5:00 p.m., eastern standard time, on January 31, 2000, would be the record owner of, and entitled to receive, a certificate or certificates representing one additional share of common stock, par value $.01 per share, for each share of common stock then owned of record by such shareholder. The distribution date for the certificates representing the additional shares is expected to be February 7, 2000.

TAX EFFECTS AND OTHER COSTS OF THE TWO-FOR-ONE STOCK SPLIT

     The Company has been advised by counsel that the proposed stock split in the form of a stock dividend would result in no gain or loss or realization of taxable income to owners of common stock under existing United States federal income tax laws. The cost basis for tax purposes of each new share and each retained share of common stock would be equal to one-half of the cost basis for tax purposes of the corresponding share immediately preceding the stock split. In addition, the holding period for the additional shares issued pursuant to the split would be deemed to be the same as the holding period for the original shares of common stock. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and shareholders are urged to consult their tax advisors. If shareholders dispose of their shares after the stock split, they may pay higher brokerage commissions on the same relative interest in the Company because that interest is represented by a greater number of shares. Shareholders may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
            COMPANY'S STOCKHOLDERS VOTE TO AMEND THE CERTIFICATE OF
           INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK FROM
                        25 MILLION TO 125 MILLION SHARES

STOCKHOLDER PROPOSALS

     Proposals of stockholders submitted for consideration at the Annual Meeting of Stockholders in 2000 must have been received by the Company no later than December 16, 1999, in order to have been considered for inclusion in the Company's proxy materials for that meeting.

     Under the Company's By-laws, stockholders who wish to make a proposal at the Annual Meeting of Stockholders in 2000 -- other than one that will be included in the Company's proxy materials -- must notify the Company no earlier than February 8, 2000 and no later than March 9, 2000. If a stockholder who wishes to present a proposal fails to notify the Company by March 9, 2000, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Company's outstanding Common Stock as of December 17, 1999 (except as set forth in the Notes to the table) by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company, (ii) the Chief Executive Officer and the four highest paid executive officers ("Named Executive Officers") of the Company, (iii) each member of the Company's Board of Directors, and (iv) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned.

                                                               COMMON STOCK BENEFICIALLY OWNED
                                                              ---------------------------------
                                                                 SHARES           PERCENTAGE OF
                                                              BENEFICIALLY         OUTSTANDING
                  NAME OF BENEFICIAL OWNER                      OWNED(1)             SHARES
                  ------------------------                    ------------        -------------
George F. Colony, c/o Forrester Research, Inc.,.............   5,697,363              52.51%
  400 Technology Square,
  Cambridge, MA, 02139(2)
Fidelity Management & Research..............................     622,600               5.73%
  One Federal Street
  Boston, MA 02109
William M. Bluestein, Ph.D.(3)..............................     125,081               1.15%
Mary A. Modahl(4)...........................................     138,631               1.28%
Jon D. Schwartz(5)..........................................      80,175                   %
Stuart D. Woodring(6).......................................     143,665               1.32%
Henk W. Broeders(7).........................................       4,000                  *
Robert M. Galford(8)........................................       7,199                  *
George R. Hornig(9).........................................       2,633                  *
Michael H. Welles(10).......................................      11,199                  *
Directors and executive officers as a group (14 persons)....                          58.84%

---------------
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the shares. Shares subject to options currently exercisable or exercisable within 60 days of December 17, 1999 are included as beneficially owned.

 (2) Includes 790 shares held by Mr. Colony's wife as to which Mr. Colony disclaims beneficial ownership. Includes 696,553 shares which are subject to options granted by Mr. Colony to 6 key employees.

 (3) Includes 105,146 shares of Common Stock issuable on the exercise of options currently exercisable or exercisable within 60 days which number includes 66,666 options granted by Mr. Colony.

 (4) Includes 105,326 shares of Common Stock issuable on the exercise of options currently exercisable or exercisable within 60 days which number includes 74,055 options granted by Mr. Colony.

 (5) Includes 80,000 shares of Common Stock issuable on the exercise of options currently exercisable or exercisable within 60 days which number includes 80,000 options granted by Mr. Colony.

 (6) Includes 118,912 shares of Common Stock issuable on the exercise of options currently exercisable or exercisable within 60 days which number includes 70,497 options granted by Mr. Colony.

 (7) Includes 4,000 shares of Common Stock issuable on the exercise of options currently exercisable or exercisable within 60 days.

 (8) Includes 1,200 shares held in trust for Mr. Galford's children as to which Mr. Galford disclaims beneficial ownership and 5,999 shares of Common Stock issuable on the exercise of options currently exercisable or exercisable within 60 days.

 (9) Includes 1,333 shares of Common Stock issuable on the exercise of options currently exercisable or exercisable within 60 days.

(10) Includes 9,999 shares of Common Stock issuable on the exercise of stock options currently exercisable or exercisable within 60 days.

* Less than 1%.

                                  DETACH HERE

                                     PROXY

                            FORRESTER RESEARCH, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              THE COMPANY FOR A SPECIAL MEETING, FEBRUARY 7, 2000

     The undersigned appoints George F. Colony and Susan M. Whirty, and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote all shares of common stock of Forrester Research, Inc. held by the undersigned at a Special Meeting of Stockholders to be held at Forrester Research, Inc.'s Offices, 400 Technology Square, Cambridge, Massachusetts 02139 at 10:00 a.m. on Monday, February 7, 2000, or any adjournments thereof, for the following purposes set forth on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S).

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

----------------                                              ----------------
SEE REVERSE SIDE                                              SEE REVERSE SIDE
----------------                                              ----------------

[X] Please mark
    votes as in
    this example.

                                                 1. To approve an amendment to the    FOR    AGAINST    ABSTAIN
                                                    Forrester Research, Inc.          [ ]      [ ]        [ ]
                                                    Restated Certificate of
                                                    Incorporation to increase the
                                                    number of authorized shares of
                                                    common stock from 25 million to
                                                    125 million.

                                                 2. To transact such other business as may properly come
                                                    before the meeting and any adjournments thereof.

                                                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT            [ ]

                                                 Please sign exactly as name appears hereon and date. Where shares are held jointly, both holders should sign. When
                                                 signing as attorney, executor, administrator, trustee or
                                                 guardian, please give full title as such.


Signature: ____________________ Date: _______________  Signature: ____________________ Date: _______________